================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A

                                 CURRENT REPORT
                                 --------------


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 16, 1997
        ----------------------------------------------------------------


                         Commission File Number 0-22580
                         ------------------------------


                                    JPE, INC.
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of Incorporation)


                                   38-2958730
                       (IRS Employer Identification No.)


                900 Victors Way, Suite 140, Ann Arbor, MI 48108
          (Address of principal executive offices, including zip code)


                                 (313) 662-2323
              (Registrant's telephone number, including area code)

================================================================================

                                   FORM 8-K/A

                                 AMENDMENT NO. 1


     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated as of April 16, 1997 and filed with the Securities and Exchange Commission on April 30, 1997, as set forth in the pages attached hereto:

1.   Cover page

2.   Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Brake, Axle and Tandem Company and Subsidiary

          Independent Auditor's Report
          Consolidated Balance Sheets at December 31, 1996, 1995 and 1994 Consolidated Statements of Operations and Retained Earnings
            (Accumulated Deficit) for the years ended December 31, 1996, 1995 and 1994
          Consolidated Statements of Cash Flows for the years ended
            December 31, 1996, 1995 and 1994
          Notes to Consolidated Financial Statements


     (b)  Pro Forma Financial Information

          Pro Forma Consolidated Balance Sheet as of December 31, 1996
            (Unaudited)
          Pro Forma Consolidated Statement of Income for the year ended
            December 31, 1996 (Unaudited)
          Notes to unaudited Pro Forma Consolidated Financial Statements


     (c)  Exhibits

          23   Consent of Mike G. Kirkpatrick, Independent Auditor

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            JPE, INC.


Dated:  May 14, 1997                        By:   /s/  James J. Fahrner
                                                 -------------------------
                                                 James J. Fahrner
                                                 Vice President and Chief
                                                   Financial Officer

ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (A)  FINANCIAL STATEMENTS


To the Board of Directors
Brake, Axle and Tandem Company
8351 Moberly Lane Blvd.
Dallas, Texas 77227

                          Independent Auditor's Report

I have audited the accompanying consolidated balance sheets of Brake, Axle, and Tandem Company (a corporation) and its wholly owned subsidiary, Brake, Axle, and Tandem Company Canada, Inc. as of December 31, 1996, 1995 and 1994, and the related consolidated statements of operations, retained earnings (accumulated deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accompanying principles and using significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brake, Axle, and Tandem Company and its wholly owed subsidiary, Brake, Axle, and Tandem Company Canada, Inc. as of December 31, 1996, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/  Mike G. Kirkpatrick, CPA

Dallas, Texas
February 28, 1997, except for Note 10, as to which the date is April 16, 1997

                         BRAKE, AXLE AND TANDEM COMPANY

                           CONSOLIDATED BALANCE SHEETS
                        DECEMBER 31, 1996, 1995 AND 1994

                                     Assets
                                     ------

                                        1996            1995            1994
                                        ----            ----            ----
Current assets:
  Cash ............................  $  321,967      $  141,718      $  373,724
  Accounts receivable-trade
   (Note 1) .......................   1,896,230       2,206,595       2,481,786
  Accounts receivable - Other .....         769           6,736          16,082
  Inventories (Note 1) ............   3,865,458       5,412,322       5,143,445
  Prepaid expenses ................     170,255         455,498         518,908
  Federal income tax-refundable ...      67,726          59,566            --
  Account receivable - affiliate
   (Note 2) .......................      65,077          64,344          75,334
                                     ----------      ----------      ----------

    Total current assets ..........   6,387,482       8,346,769       8,609,339
                                     ----------      ----------      ----------

Property and equipment, at cost (Note 1):
  Office furniture and
   equipment ......................     837,199         752,229         600,397
  Equipment .......................     498,425         489,380         216,704
  Leasehold improvements ..........      44,354          43,890          43,072
                                     ----------      ----------      ----------
                                      1,379,978       1,285,499         860,173
  Less accumulated depreciation ...     781,268         687,940         588,417
                                     ----------      ----------      ----------

  Net property and equipment ......     598,710         597,559         271,756
                                     ----------      ----------      ----------

Other assets:
  Cash value life insurance .......        --            36,649          36,649
  Deposits ........................      16,592          58,807          58,807
  Start-up costs - Branches
    (Net of amortization of
     $22,431 in 1995 and
     $14,954 in 1994.
     Closed in 1996.) .............        --            14,954          22,431
                                     ----------      ----------      ----------

    Total other assets ............      16,592         110,410         117,887
                                     ----------      ----------      ----------

Total assets ......................  $7,002,784      $9,054,738      $8,998,982
                                     ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

                      Liabilities and Stockholders' Equity
                      ------------------------------------

                                        1996            1995            1994
                                        ----            ----            ----
Current liabilities:
  Accounts payable - trade ........  $3,355,799      $3,886,069      $3,665,699
  Current portion of notes
   payable (Note 3) ...............   2,978,652       3,354,364       3,366,077
  Current portion - notes
   payable stockholders
   (Notes 2 & 3) ..................      80,080            --              --
  Accounts payable - other ........      21,741            --              --
  Accrued liabilities .............     161,726         111,272         108,514
                                     ----------      ----------      ----------

    Total current liabilities .....   6,597,998       7,351,705       7,140,290

Notes payable long-term ...........     453,183            --              --
                                     ----------      ----------      ----------

    Total liabilities .............   7,051,181       7,351,705       7,140,290
                                     ----------      ----------      ----------

Contingency


Stockholders' equity:

  Common stock ($0.875 par
   value; 500,000 shares
   authorized, 100,000
   shares issued and
   outstanding) ...................      87,500          87,500          87,500
  Preferred stock ($12.00
   par value; 500,000
   shares authorized;
   100,000 shares issued
   and outstanding) ...............   1,200,000       1,200,000       1,200,000

  Retained earnings
   (accumulated deficit) ..........  (1,250,981)        480,881         667,303
  Less:  Treasury stock
   (Note 6) .......................    (126,382)        (88,000)        (88,000)
  Equity adjustment from
   foreign currency
   transaction ....................      41,466          22,652          (8,111)
                                     ----------      ----------      ----------

    Total stockholders' equity ....     (48,397)      1,703,033       1,858,192
                                     ----------      ----------      ----------

Total liabilities and stockholders'
 equity ...........................  $7,002,784      $9,054,738      $8,998,982
                                     ==========      ==========      ==========


          See accompanying notes to consolidated financial statements.

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                               FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994

                                        1996           1995            1994
                                        ----           ----            ----
Sales .............................  $20,170,211    $22,699,726     $22,970,588

Cost of goods sold ................  (17,734,613)   (19,100,251)    (19,206,994)
                                     -----------    -----------     -----------

Gross profit ......................    2,435,598      3,599,475       3,763,594
                                     ------------   -----------     -----------

    Operating expense .............   (3,499,992)    (3,374,228)     (3,286,894)
                                     -----------    -----------     -----------

Net income (loss) from
 operations .......................   (1,064,394)       225,247         476,700
                                     -----------    -----------     -----------

Other income (expenses):
  Gain on sales of assets .........          583           --             1,200
  Miscellaneous income ............        2,462          4,880           5,333
  Interest expense ................     (415,490)      (476,115)       (372,552)
  Consulting expense ..............     (276,629)          --              --
                                     -----------    -----------     -----------

    Total other income
     (expenses) ...................     (689,074)      (471,235)       (366,019)
                                     -----------    -----------     -----------

Income (loss) before Federal
 income tax .......................   (1,753,468)      (245,988)        110,681
  Federal income tax
   benefit (Note 1) ...............       21,606         59,566         (33,704)
                                     -----------    -----------     -----------

Net income (loss) .................   (1,731,862)      (186,422)         76,977

Retained Earnings, Beginning,
 as of January 1 ..................      480,881        667,303         590,326
                                     -----------    -----------     -----------

Retained Earnings, (Accumulated
 Deficit), Ending, as of
 December 31 ......................  $(1,250,981)   $   480,881     $   667,303
                                     ===========    ===========     ===========


          See accompanying notes to consolidated financial statements.

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                        1996           1995            1994
                                        ----           ----            ----
Cash flows from operating
 activities:
Net income (loss) .................  $(1,731,862)   $  (186,422)    $    76,977
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
Depreciation and Amortization .....      109,090        107,000          98,887
(Gain) on sale of equipment .......         (583)          --            (1,200)
(Increase) decrease in:
  Accounts receivable - trade .....      310,365        275,191        (352,412)
  Accounts receivable - other
   and affiliate ..................        5,224         20,406         (42,001)
  Inventory .......................    1,546,864       (268,877)       (361,406)
  Prepaid expenses ................      285,243         63,410        (354,058)
  Federal income tax - refundable .       (8,160)       (59,566)           --
  Deposits ........................       42,215           --           (14,571)
  Other assets ....................       51,603           --             2,200
  Currency exchange ...............       18,814         30,763          (3,670)
Increase (decrease) in:
  Accounts payable - trade ........     (530,270)       220,370       1,001,654
  Accounts payable - other ........       21,741           --              --
  Accrued liabilities .............       50,454          2,758         (37,802)
                                     -----------    -----------     -----------
Net cash provided (used) by
 operating activities .............      170,738        205,033          12,598
                                     -----------    -----------     -----------

Investing activities:
  Purchase of equipment ...........     (113,658)      (425,326)       (113,847)
Proceeds from sale of assets ......        4,000           --             1,200
                                     -----------    -----------     -----------
Net cash provided (used) by
 investing activities .............     (109,658)      (425,326)       (112,647)
                                     -----------    -----------     -----------

Financing activities:
  Cash received from:
    Proceeds from borrowing .......   20,219,688     24,407,110      22,404,223
  Less cash expended for:
    Debt reduction ................  (20,062,137)   (24,418,823)    (22,282,556)
    Purchase of treasury stock ....      (38,382)          --              --
                                     -----------    -----------     -----------
Net cash provided (used) by
 financing activities .............      119,169        (11,713)        121,667
                                     -----------    -----------     -----------

Net increase (decrease) in cash ...      180,249       (232,006)         21,618

Cash at beginning of year .........      141,718        373,724         352,106
                                     -----------    -----------     -----------
Cash at end of year ...............  $   321,967    $   141,718     $   373,724
                                     ===========    ===========     ===========
Supplemental disclosures:
  Interest paid ...................  $   415,490    $   476,115     $   372,552
  Federal income taxes paid .......  $      --      $    30,806     $    20,394



          See accompanying notes to consolidated financial statements.

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Brake, Axle, and Tandem Company (the Company) is presented to assist in understanding the Company's financial statements.

     NATURE OF BUSINESS

     The Company and its wholly owned subsidiary are engaged in the business of wholesale selling of truck and trailer parts. The Company purchases inventory for resale throughout the United States, Canada, and internationally through sales representatives. The Company had branches in California and New Jersey that closed during 1996. The subsidiary is located in Canada.

     Management used estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     The Company operates on a schedule for monthly cut-offs of five weeks, four weeks, and four weeks for each quarter. The actual year and dates were December 27, for 1996 and December 30, for 1995.

     BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of Brake, Axle, and Tandem Company Canada, Inc., a wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. These financial statements are reported in American dollars. The exchange rate on December 31, 1996 was .731 American dollars per Canadian dollar, the rate on December 31, 1995 was .735 American dollars per Canadian dollar, and the rate on December 31, 1994 was .713 American dollars per Canadian dollar.

     INVENTORIES

     Effective December 31, 1987, the Company changed their method of accounting for their inventory to more accurately match the flow of expenses with revenue. As a result of the change, certain costs, which had previously been charged as period expenses, are capitalized in inventory and charged to cost of sales as product costs. The cumulative effect of the accounting change on prior years resulted in a gain of $342,565. The capitalization adjustments decreased inventories by $132,939 in 1996 and increased inventories by $4,799 and $5,458 in 1995 and 1994, respectively. The capitalization adjustment reduction was due to a decrease in the inventory and resulted in a $132,939 increase in the Cost of Goods sold for 1996. Inventories consist primarily of goods bought for resale and are stated as a weighted average of costs. During 1996 the inventory was written down by management decision in the amount of $405,573 to more accurately reflect net realized value. Results of operations for 1996 include a corresponding charge of $405,573.

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

     DOUBTFUL ACCOUNTS

     Bad debts are accounted for utilizing the direct charge-off method. During 1996, 1995 and 1994 there were bad debt charge offs of $65,875, $14,787 and $6,240 respectively for Brake, Axle, and Tandem Company with customer accounts receivable balances at December 31, 1996, 1995 and 1994 of $1,592,060, $1,907,527 and $2,185,634. Brake, Axle, and Tandem Company
     Canada had bad debt write offs of $40,646 during 1996 and $4,786 during 1994 and no bad debt write offs during 1995 with customer accounts receivable balances at December 31, 1996, 1995 and 1994 of $304,170, $299,068 and $296,151, respectively.

     FEDERAL INCOME TAXES

     Effective January 1, 1994 the Company adopted the provisions of SFAS No. 109; however, the effects of SFAS No. 109 on the Company's financial statements is immaterial.

     The Company and its subsidiary file a consolidated Federal income tax return. The Company has no deferred tax liability or operating loss carryforwards at December 31, 1995. The Operating Loss for the year ended December 31, 1995, in the amount of $221,574, has been carried back to prior years with a benefit of $46,120. Differences between book and tax amounts are immaterial.

     The loss for the year ended December 31, 1996 of $1,731,862 can be carried back to prior years with a potential benefit of $21,606, and a carryforward of approximately $1,587,234. A tax benefit (if any) for the Company from the net operating loss carryforward cannot be determined.

     PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation of property and equipment is computed using the straight line and modified asset cost recovery system over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1996, 1995 and 1994 was $91,758, $86,972 and $84,835 respectively in the United States and $12,489, $12,551 and $6,575 respectively in Canada. Estimated useful lives are as follows:

                                                            Years
                                                            -----

        Office furniture and equipment                       5-10
        Equipment                                            5-10
        Leasehold improvements                               31.5

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - RELATED PARTY TRANSACTIONS

     The Company owed stockholder George Boyd $56,622 on a promissory note bearing interest at 5% per annum, due upon demand. No principal payments were paid by the Company during 1996, 1995 or 1994. Interest was paid monthly on the note. The note is unsecured.

     The Company owed stockholder George Boyd $23,458 on a promissory note bearing interest at 11.5% per annum at December 31, 1996. Principal payments of $16,646 and $3,094 were paid by the Company during 1996 and 1995. Interest was paid monthly on the note. The note is unsecured.

     The Company is owed $65,077, $64,334 and $75,334 at December 31, 1996, 1995 and 1994, respectively, by an affiliated company that is owned 100% by three company stockholders. There is no written agreement for repayment. The receivable is classified as current.


NOTE 3 - LONG-TERM DEBT

     At December 31, 1996, 1995 and 1994, long-term debt consisted of the following:

                                           At December 31, 1996         At December 31, 1995         At December 31, 1994
                                           --------------------         --------------------         --------------------

                                         Due in         Due after     Due in         Due after     Due in         Due after
                                         One Year       One Year      One Year       One Year      One Year       One Year
                                         --------       ---------     --------       ---------     --------       ---------
Notes Payable:

Revolving  credit ($4,250,000
 limit) note payable plus
 variable interest rate (First
 National Bank of Chicago
 base rate plus 3.0%) secured
 by inventory, accounts
 receivable and fixed assets
 w/monthly installments of
 interest w/principal payments
 made daily from accounts
 receivable deposits .................   $2,517,569     $   --        $3,241,219     $   --        $3,254,406     $   --

As described in note 2, note to
 stockholder .........................       56,622         --            56,622        --             56,622         --

As described in note 2, note to
 stockholder .........................       23,458         --            40,104        --             43,198         --


                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - LONG-TERM DEBT (CONT.)

                                           At December 31, 1996         At December 31, 1995         At December 31, 1994
                                           --------------------         --------------------         --------------------

                                         Due in         Due after     Due in         Due after     Due in         Due after
                                         One Year       One Year      One Year       One Year      One Year       One Year
                                         --------       ---------     --------       ---------     --------       ---------
Insurance installment note
 payable, interest free.
 Monthly installments of
 $4,376 through November,
 1996.  The note is unsecured ........       11,769         --              --           --               --          --

Insurance installment interest
 free note payable, monthly
 installments of $4,105 through
 April 1996 ..........................         --           --            16,419         --              --           --

Installment note payable interest
 free for treasury stock.  Monthly
 installments of $1,600 through
 December, 1997 ......................       19,191         --              --           --              --           --

Insurance installment note payable,
 7.95% interest.  Monthly payments
 of $4,155 through December, 1995 ....         --           --              --           --            11,851         --

Term note payable plus variable
 interest rate (First National
 Bank of Chicago base rate plus
 3.0%) secured by inventory,
 accounts receivable and fixed
 assets w/monthly installments
 of $10,000 principal payments
 plus accrued interest through
 November 1998 .......................      120,000      120,000            --           --              --           --

Term notes payable to creditors,
 with interest rates of 5% on six
 of eight notes, 8.25% on one
 note, and 0% on the eighth
 note.  Unsecured.  Monthly
 principal payments of $28,773
 plus accrued interest through
 October 1998 ........................      310,123      333,183            --           --              --           --


                                         $3,058,732     $453,183      $3,354,364     $   --        $3,366,077     $   --
                                         ==========     ========      ==========     ========      ==========     ========

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - LONG-TERM DEBT (CONT.)

     Principal debt service requirements for the next two years are:

                Year                       Principal
                ----                       ---------
                1997 ....................  $3,058,731
                1998 ....................     453,183
                                           ----------

                Totals ..................  $3,511,914
                                           ==========

     BREACH OF LOAN COVENANTS

     The loan agreement relating to the revolving credit note contains various covenants pertaining to tangible net worth, net income and ratio of debt to tangible net worth (all on a consolidated basis). At December 31, 1996 the Company had a consolidated net loss of $1,731,862 whereas the covenants required a minimum net income (loss) of $(450,000). Further the Company had a negative net worth of $48,397 whereas the covenants required a minimum tangible net worth of $400,000. Also at December 31, 1996 the Company failed to meet the required ratio of debt to tangible net worth of 19.1.


NOTE 4 - EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution profit sharing plan covering substantially all of its employees. The benefits are based on time of service of the employee. The Company's funding policy is to contribute annually out of profits an amount determined and authorized by the Board, to be paid in full, not later than the time prescribed by law to enable the Company to obtain a deduction thereof on its federal income tax return for said year. There is no contribution accrued for the year ended December 31, 1996 and 1995. The amount contributed for the year ended December 31, 1994 was $20,000.


NOTE 5 - COMMITMENTS

     The Company is obligated on a long-term lease for a warehouse facility located on Moberly Lane in Dallas, Texas with the following terms:

                Months                             Amount
                ------                             ------

                   1-3                            $ 5,800
                  4-36                             11,600
                 37-60                             12,800
                 61-96                             14,200
                97-120                             14,950

     The lease runs from March, 1991 through February, 2002.

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS (CONT.)

     The Company is obligated on a long-term lease for a warehouse facility located on 111 Avenue in Edmonton, Alberta in the amount of $1,500 per month from September 1, 1993 to August 1, 1998.

     The Company was obligated on a long-term lease for the former warehouse facility located on Mayfield Avenue in Edison, New Jersey with the following terms:

                 Months                            Amount
                 ------                            ------

                  1-12                            $ 2,525
                 12-24                              2,720
                 25-36                              2,914

     The Company has closed the operations in New Jersey and have recorded $21,284 in accounts payable for the balance remaining on the lease, but the final amount to be paid was still in negotiations at December 31, 1996.


NOTE 6 - TREASURY STOCK

     Treasury stock is shown at cost and in 1996 consisted of 6,000 shares of preferred stock and 12,000 shares of common stock.

     During the year ended December 31, 1996 the Company purchased from a stockholder 2,000 shares of preferred stock at $12 per share and 2,000 shares of common stock at a price of $7.19 per share. The related note payable is described in Note 3. At December 31, 1995 and 1994 treasury stock was at cost and consisted of 4,000 shares of preferred stock and 10,000 shares of common stock.


NOTE 7 - DIVIDENDS

     No dividends were declared or paid in 1996, 1995 or 1994.


NOTE 8 - UNCERTAINTIES RELATED TO A GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the company as a going concern. However, the company has sustained substantial operating losses in recent years. In addition, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 1996, current liabilities exceed current assets by $210,516 and liabilities exceed total assets by $48,397. Further, at December 31, 1996 the Company was in breach of Loan Covenants as described in Note 3.

                 BRAKE, AXLE, AND TANDEM COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - UNCERTAINTIES RELATED TO A GOING CONCERN (CONT.)

     In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the company's ability to meet its financing requirements, and the success of its future operations. However, the resolution of the going concern problem is more adequately discussed in Note 10, Subsequent Event.


NOTE 9 - CONTINGENCY

     The Company has cash in the amount of $321,967 located in one bank, which is insured by the U.S. Government only to the maximum of $100,000 per customer, resulting in a potential loss in the amount of $221,969 in the unlikely event of the bank's failure.


NOTE 10 - SUBSEQUENT EVENT

     On April 16, 1997, the Company and its wholly-owned subsidiary was sold to JPE, Inc., who will assume control and management of the Company, thereby eliminating the uncertainties related to the continuation of the Company as a going concern.

        (B)  PRO FORMA FINANCIAL INFORMATION


                                    JPE, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial statements give effect to the following transactions, all of which are accounted for as purchases:

o Acquisition of all of the issued and outstanding shares of preferred and common stock of Brake, Axle and Tandem Company ("BATCO") on April 16, 1997, for an aggregate purchase price of $10.5 million in the form of cash and assumption of certain liabilities. In addition, a maximum contingent payment of up to $4 million can be earned based on achieving certain sales levels over the next five years.

o Acquisition of substantially all of the assets used in the business of Pebra Inc. ("Pebra") on December 23, 1996 for an aggregate of Cdn. $29.7 million (U.S. $21.7 million) paid in the form of cash.

The pro forma consolidated balance sheet at December 31, 1996 reflects the acquisition of BATCO as if it had been completed on December 31, 1996. The pro forma consolidated statement of income for the year ended December 31, 1996 reflects the acquisitions as if they had been completed as of January 1, 1996. BATCO and Pebra's 1996 earnings are included in a separate column of the statement of income for the year ended December 31, 1996.

The pro forma data do not purport to be indicative of the results which would actually have been reported if these transactions had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of JPE, BATCO and Pebra and the related notes to such financial statements.

                                    JPE, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                                   (UNAUDITED)
                             (amounts in thousands)


                                                                     Pro Forma        Pro Forma
                                           JPE, Inc.     BATCO      Adjustments      Consolidated
                                           ---------     -----      -----------      ------------
    Assets
Current assets:
Cash and cash equivalents ..............   $  1,316     $   322        --              $  1,638
Accounts receivable, net ...............     26,829       1,897        --                28,726
Inventory ..............................     37,963       3,865     $  (900)(a)          40,928
Other current assets ...................      8,688         238         288 (b)(g)        9,214
                                           --------     --------    -------            --------
    Total current assets ...............     74,796       6,322        (612)             80,506

Property, plant & equipment, net ......      69,281         599        (300)(c)          69,580
Goodwill ..............................      27,068        --         4,396 (d)          31,464
Other assets ..........................       3,580          82        --                 3,662
                                           --------     -------     -------            --------
    Total assets ......................    $174,725     $ 7,003     $ 3,484            $185,212
                                           ========     =======     =======            ========


    Liabilities & Shareholders' Equity
Current liabilities:
Short-term debt .......................    $  8,120     $ 2,637     $(2,637)(e)        $  8,120
Current portion of long-term debt .....         323         422        --                   745
Accounts payable ......................      17,643       3,377        --                21,020
Accrued liabilities ...................       6,190         162       1,245 (f)           7,597
Income taxes payable ..................         382        --          --                   382
                                           --------     -------     -------            --------
    Total current liabilities .........      32,658       6,598      (1,392)             37,864

Accrued liabilities ...................       1,547        --           350 (f)           1,897
Long-term debt, non-current ...........     101,558         453       5,137 (e)         107,148
Deferred income taxes .................       3,184        --          (659)(g)           2,525
                                           --------     -------     -------            --------
    Total liabilities .................     138,947       7,051       3,436             149,434

Shareholders' Equity:
Preferred stock .......................        --            88         (88)(h)            --
Common stock ..........................      27,921       1,200      (1,200)(h)          27,921
Treasury stock ........................        --          (126)        126 (h)            --
Foreign currency translation ..........        --            41         (41)(h)            --
Retained earnings .....................       7,857      (1,251)      1,251 (h)           7,857
                                           --------     -------     -------            --------
    Total shareholders' equity ........      35,778         (48)         48              35,778
                                           --------     -------     -------            --------

    Total liabilities &
     shareholders' equity .............    $174,725     $ 7,003     $ 3,484            $185,212
                                           ========     =======     =======            ========


                   See notes to unaudited pro forma condensed
                       consolidated financial statements.

                                    JPE, INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDING DECEMBER 31, 1996
                                   (UNAUDITED)
                    (amounts in thousands, except share data)


                                                                          Pebra           BATCO
                                                                        Pro Forma       Pro Forma     Pro Forma
                                      JPE       Pebra       BATCO      Adjustments     Adjustments   Consolidated
                                      ---       -----       -----      -----------     -----------   ------------

Net sales .....................   $201,453     $68,895     $20,171     $ 5,512 (a)       --           $296,031

Cost of goods sold ............    166,714      71,238      17,735      (2,015)(b)     $  (66)(f)      253,606
                                  --------     -------     -------     -------         ------         --------

    Gross profit (loss) .......     34,739      (2,343)      2,436       7,527             66           42,425

Charge for impairment
 of goodwill ..................      4,300        --          --          --             --              4,300

Selling, general &
 administrative expenses ......     24,893       6,066       3,500      (1,860)(c)        176 (g)       32,775
                                  --------     -------     -------     -------         ------         --------

    Operating profit (loss) ...      5,546      (8,409)     (1,064)      9,387           (110)           5,350

Non-operating expenses ........       --           149         274        --             (274)(h)          149

Interest expense ..............      6,932       1,095         415         306 (d)        120 (i)        8,868
                                  --------     -------     -------     -------         ------         --------

Income (loss) before
 income taxes .................     (1,386)     (9,653)     (1,753)      9,081             44           (3,667)

Income taxes (benefit) ........        203          70         (21)       (276)(d)       (560)(j)         (584)
                                  --------     -------     -------     -------         ------         --------

    Net income (loss) .........   $ (1,589)    $(9,723)    $(1,732)    $ 9,357         $  604         $ (3,083)
                                  ========     =======     =======     =======         ======         ========

Loss per share ................   $  (0.35)                                                           $  (0.67)
                                  ========                                                            ========

Weighted average shares
  outstanding .................      4,587                                                               4,587
                                     =====                                                               =====


                   See notes to unaudited pro forma condensed
                       consolidated financial statements.

                           JPE, INC., BATCO AND PEBRA
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


A.   PRO FORMA BALANCE SHEET ADJUSTMENTS

     The following adjustments were made to arrive at the pro forma consolidated balance sheet:

     (a)  To  reflect  inventory  at  net  realizable  value,   based  on  JPE's
          accounting policies.

     (b) To eliminate prepaid asset of $125,000 that has no future benefit to JPE.

     (c)  To reduce fixed assets to estimated fair market value.

     (d) To record goodwill as the excess purchase price over the net assets acquired.

     (e) To record the borrowings utilized to retire BATCO's bank debt and pay $2.5 million in cash to the BATCO shareholders for the purchase of the business.

     (f) To record the expenses associated with the BATCO acquisition and to recognize liabilities for lease cancellation cost, severance payments and a non-compete contract.

     (g) To record the deferred tax benefits associated with the recognition of BATCO's net operating loss carryforward and the tax treatment of liabilities assumed in the acquisition.

     (h)  To eliminate the capital accounts of BATCO at the acquisition date.


B. ADJUSTMENTS TO PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1996

     The following adjustments were made to arrive at the pro forma consolidated statement of income:

     PEBRA PRO FORMA ADJUSTMENTS:

     (a) Adjusts sales revenue for the effect of a long-term supply agreement with a major customer, which was an integral part of the purchase.

     (b) Reflects reduction in depreciation as result of the bargain purchase price.

     (c)  Adjusts sales commission expense for the change in sales agencies.

     (d) Reflects the additional interest expense recorded on funds borrowed to finance the acquisition purchase price.

     (e) Reflects provision for Canadian federal and provincial income taxes at an effective rate of 36%.

                           JPE, INC., BATCO AND PEBRA
                          NOTES TO UNAUDITED PRO FORMA
                  CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     BATCO PRO FORMA ADJUSTMENTS:

     (f) Reflects the reduction in depreciation to recognize the write-down of fixed assets to net realizable value.

     (g)  Represents amortization of goodwill over 25 years.

     (h) Eliminates costs incurred by BATCO in connection with the sale of the business.

     (i) Recognizes additional interest expense for the funds borrowed to finance the purchase of the capital stock.

     (j) Records the tax benefit associated with the loss for BATCO that would be carried back in the JPE consolidated return.

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number            Description
-------           -----------

23                Consent of Independent Auditor